UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2014

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)
(847) 482-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 26, 2014, Packaging Corporation of America approved and announced a plan for the conversion of the Number 3 newsprint paper machine at its DeRidder, Louisiana mill to produce lightweight linerboard and corrugating medium. The conversion will result in the shutdown of certain newsprint-related assets at the mill in mid-September 2014. PCA estimates that these activities will result in total non-cash charges of approximately $30 million, primarily relating to accelerated depreciation and asset write-offs.

Item 2.06 Material Impairments

The disclosure included under Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01 Other Regulation FD Disclosure

PCA’s press release announcing the actions described in Item 2.05 is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(A)	Exhibits

99.1    Press Release issued on March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ KENT A. PFLEDERER
Kent A. Pflederer Senior Vice President, General Counsel and Secretary

Date: March 26, 2014